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                                                                      EXHIBIT 21

                              List of Subsidiaries

                                                           Percentage Ownership
             Name                 State of Incorporation    as of July 31, 2003
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1. Equidyne Systems, Inc.               California                 100%

2. Equidyne Holdings                   Massachusetts               100%

3. Dynamic Dental Systems, Inc.          Delaware                  100%